UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.

Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires NYSE-listed companies to disclose in their annual proxy statements (i) the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors and (ii) a method for interested parties to communicate directly with the presiding director or with the non-management directors as a group. NorthStar Realty Finance Corp. (the “Company”) inadvertently omitted this information from its annual proxy statement dated May 25, 2005, and provides that information in this Current Report on Form 8-K.

The Lead Director of the Board of Directors of the Company (the “Board”) presides at all regularly-scheduled executive sessions of the non-management members or independent members of the Board. Judith A. Hannaway is currently the Lead Director of the Board. The Company currently anticipates that the position of Lead Director will be rotated on an annual basis.

Interested parties wishing to communicate directly with the Lead Director or the non-management members of the Board as a group should address their inquires to the Board’s General Counsel by mail sent to the Company’s principal executive office located at 527 Madison Avenue, 16th Floor, New York, New York 10022. The mailing envelope should contain a clear notification indicating that the enclosed letter is a “Shareholder-Lead Director Communication” or “Shareholder-Non-Management Director Communication.” All communications will be promptly relayed to the appropriate recipient(s).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: March 17, 2006	By:	/s/ Mark E. Chertok
Mark E. Chertok
Chief Financial Officer